As filed with the Securities and Exchange Commission on October 3, 1997
                                                           File No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    ________

                                 QPQ CORPORATION
               (Exact name of issuer as specified in its charter)
                                    ________

               Florida                                      65-0611607
   (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

            7777 Glades Road
              Suite 213
          Boca Raton, Florida                                 33434
 (Address of principal executive offices)                   (Zip Code)
                                     ________

                     QPQ CORPORATION 1997 STOCK OPTION PLAN
                            (Full title of the plan)
                                    ________

                              C. Lawrence Rutstein
                           7777 Glades Road, Suite 211
                            Boca Raton, Florida 33434
                                 (561) 470-6005
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200
                                ________________

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed     Proposed
                                          maximum      maximum
                                          offering     aggregate    Amount of
Title of securities     Amount to be      price per    offering     registration
 to be registered       registered        share        price        fee

================================================================================

Common Stock(1)
($.01 par value)        1,000,000 shares   $.91        $910,000     $275.76

================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low bid price for the Common Stock, $.01 per share (the "Common Stock") as reported on the Nasdaq SmallCap Market on September 30, 1997.

                                 QPQ CORPORATION

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

            Form S-8 Item Number
                and Caption                    Caption in Prospectus
            --------------------               ---------------------

 1.    Forepart of Registration State-         Facing Page of Registration
       ment and Outside Front Cover            Statement and Cover Page of
       Page of Prospectus                      Prospectus

 2.    Inside Front and Outside Back           Inside Cover Page of Pro-
       Cover Pages of Prospectus               spectus and Outside Cover Page of
                                               Prospectus

 3.    Summary Information, Risk Fac-          Not Applicable
       tors and Ratio of Earnings to
       Fixed Charges

 4.    Use of Proceeds                         Not Applicable

 5.    Determination of Offering Price         Not Applicable

 6.    Dilution                                Not Applicable

 7.    Selling Security Holders                Not Applicable

 8.    Plan of Distribution                    Cover Page of Prospectus

 9.    Description of Securities to be         Description of Securities;
       Registered                              QPQ Corporation 1997 Stock Option
                                               Plan

10.    Interests of Named Experts and          Legal Matters
       Counsel

11.    Material Changes                        Not Applicable

12.    Incorporation of Certain Infor-         Incorporation of Certain
       mation by Reference                     Documents by Reference

13.    Disclosure of Commission Posi-          Indemnification
       tion on Indemnification for
       Securities Act Liabilities

PROSPECTUS
                                 QPQ CORPORATION

                        1,000,000 Shares of Common Stock
                                ($.01 par value)

                             Issued Pursuant to the
                     QPQ Corporation 1997 Stock Option Plan

      This Prospectus is part of a Registration Statement which registers an aggregate of 1,000,000 shares of Common Stock, $.01 par value (such shares being collectively referred to as the "Shares") of QPQ Corporation (the "Company" or "QPQ") which may be issued, as set forth herein, to officers, directors, key employees and consultants of the Company pursuant to the exercise of non-qualified or incentive stock options to purchase up to 1,000,000 shares of Common Stock under and in accordance with the QPQ Corporation 1997 Stock Option Plan (the "Plan") (the Plan covers the issuance of up to 1,000,000 shares of Common Stock), and separate stock option agreements with employees and directors (the "Option Agreements") (such options being collectively referred to as "Options" or "Plan Options:"). All of the Options or Shares will be granted or issued to such officers, directors, key employees and consultants pursuant to individual written option agreements. Such prospective selling stockholders may sometimes hereafter be collectively referred to as the "Selling Security Holders." The Company has adopted the QPQ Corporation 1997 Stock Option Plan in order to have available equity participation that can be utilized to reward and provide incentives to current and future employees of the Company, members of management and other key participants who can fulfill a substantial role in developing and administering the operations of the Company. It is anticipated that the Selling Security Holders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales except upon exercise of the Options.

      No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable upon exercise of the Options or under the terms of the Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                                   _________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   _________

      This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

               The date of this Prospectus is October 32, 1997.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's Common Stock is traded on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "QPQQ."

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 1,000,000 shares of the Company's Common Stock, to be issued to officers, directors, key employees or consultants to the Company under the Plan, the Option Agreements or the Agreements, as the case may be. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

      1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

      2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

      3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

      4.    The Company's Current Report on Form 8-K filed September 18, 1997.

      All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, QPQ Corporation, 7777 Glades Road, Suite 211, Boca Raton, Florida 33434, Telephone No. (561) 470-6005.

                                   THE COMPANY


      The Company was organized in Florida under the name of International Pizza Corporation in July 1993. Since May 1997, new management of the Company has been focusing its efforts on disposing of previously unprofitable areas of the Company's operations and implementing a new business plan aimed at acquiring and developing businesses with asset-based and profitable operations. During this time, the Company has sold certain of its historically unprofitable or marginally profitable businesses and has undertaken a search for acquisition candidates which meet the Company's criteria. As a result of these efforts, the Company has identified two acquisition candidates and has entered into letters of intent with these candidates. Management believes that both these acquisitions will be completed during the final fiscal quarter of 1997. The Company has adopted the QPQ Corporation 1997 Stock Option Plan in order to have available equity participation that can be utilized to reward and provide incentives to current and future employees of the Company, members of management and other key participants who can fulfill a substantial role in developing and administering the operations of the Company.

      On September 2, 1997, the Company executed a Letter of Intent to acquire the business operations and assets of Replogle Enterprises, LLC ("Replogle") which is located in Henry, Tennessee and has been continuously operating for over 40 years. Replogle sells processed lumber throughout the Southeastern United States. In addition to the transaction with Replogle, on September 29, 1997, the Company entered into a Letter of Intent to acquire all of the outstanding stock of Lator International, Inc. ("Lator"). Lator, based in South Florida, was formed to acquire and operate companies in the environmental resource industry. Lator is in the process of acquiring another entity, Torland, which harvests and wholesales peat moss. The Company is in the process of undertaking various equity capital transactions in order to supplement its asset base and working capital in support of such acquisitions.

                    QPQ CORPORATION 1997 STOCK OPTION PLAN

INTRODUCTION

      The following descriptions summarize certain provisions of the Plan and the form of agreements to be entered into by recipients of options thereunder. Such summaries do not purport to be complete and are qualified by reference to the full text of the Plan and form of agreement. A copy of the Plan is on file as an exhibit to the Registration Statement of which this Prospectus is a part. As of the date hereof, no Plan Options have as yet been issued. Each person receiving an option under the Plan should read the Plan and related option agreement in its entirety. The Company agrees to amend its Articles of Incorporation, as required, to authorize sufficient shares of Common Stock to permit the grant and exercise of the Options provided for by this Plan.

      The Company's 1997 Stock Option Plan was adopted by the Board of Directors on September 26, 1997, effective as of that date. Under the Plan, the Company has reserved an aggregate of 1,000,000 shares of Common Stock for issuance pursuant to Options granted under the Plan. The purpose of the Plan is to encourage stock ownership by officers, directors, key employees and consultants of the Company, and to give such persons a greater personal interest in the success of the Company's business and an added incentive to continue to advance and contribute to the Company. The Compensation Committee of the Board of Directors (the "Committee") of the Company will administer the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

      Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. As discussed hereafter, any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the outstanding Common Stock of the Company must not be less than 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than ten (10) years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Common Stock, no more than five
(5) years after the date of the grant.

      The Plan was authorized by the Board of Directors on September 26, 1997, and the Company will seek to obtain approval and ratification of the Plan by the stockholders of the Company at the annual meeting of stockholders to be held subsequent thereto.

ELIGIBILITY

      Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the QPQ Corporation 1997 Stock Option Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

ADMINISTRATION

      The Plan will be administered by the Company's Compensation Committee of the Board of Directors. The Committee determines from time to time those officers, directors, key employees and consultants of the Company or any of its subsidiaries to whom Plan Options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such Plan Options shall be granted, the type of Plan Options to be granted, the dates such Plan Options become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Committee.

SHARES SUBJECT TO AWARDS

      The Company will reserve 1,000,000 of its authorized but unissued shares of Common Stock or shares maintained in the treasury of the Company for issuance under the Plan, and a maximum of 1,000,000 shares may be issued thereunder. In connection with the adoption and approval of the Plan, the Company's Board of Directors resolved that the aggregate number of total shares of the Company's Common Stock issuable under the Plan may not exceed 1,000,000 shares (subject to adjustment in the event of certain changes in the Company's capitalization) without further action by the Company's Board of Directors and stockholders, as required. Except for such limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares of Common Stock as to which a Plan Option may be granted to any person. Shares used for Plan Options may be authorized and unissued shares or shares reacquired by the Company, including shares purchased in the open market. Shares covered by Plan Options which terminate unexercised will again become available for additional Plan Options, without decreasing and maximum number of shares issuable under the Plan, although such shares may also be used by the Company for other purposes.

      The Plan provides that, if the Company's outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, no proportionate adjustment shall be made in the number or kind of shares subject to the Plan except with respect to unexercised Plan Options and in the purchase price per share under such unexercised Plan Options. Subject to determination by the Board of Directors or the Committee, any adjustment, however, will not change the total purchase price payable for the shares subject to outstanding Plan Options. In the event of the proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, a merger or tender offer for the Company's shares of Common Stock, the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of 30 days proceeding such termination, to exercise his Option as to all or any part of the Shares, including shares of stock as to which such Option would not otherwise be exercisable.

TERMS OF EXERCISE

      The Plan provides that the Plan Options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified in the agreement representing the Plan Options or by the Committee or by the Board of Directors. Each Plan Option may be exercised in whole or in part at any time during the period from the date of the grant until the end of the period covered by the Plan Option period.

      The Plan provides that, with respect to Incentive Stock Options, the aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock, with respect to which Incentive Options are first exercisable by any option holder during any calendar year (including all incentive stock option plans of the Company, any parent or any subsidiaries which are qualified under Section 422 of the Internal Revenue Code of 1986, as amended) shall not exceed $100,000.

EXERCISE PRICE

      The purchase price for shares subject to Incentive Options must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an Incentive Option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the Incentive Option is granted, shares possessing more than 10% of the total combined voting power of all classes of the outstanding shares of the Company, any parent or any subsidiaries. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to the Company in monetary terms.

      The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee, but in no event shall the exercise price be less than the par value of the Company's Common Stock.

      The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted, as determined by the Board of Directors or the Committee, in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

MANNER OF EXERCISE

      Plan Options are exercisable under the Plan by delivery of written notice to the Company stating the number of shares with respect to which the Plan Option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the Shares issued through exercise of the related Options, shares of Common Stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by the Company of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit the Company.

OPTION PERIOD

      All Incentive Options shall expire on or before the tenth (10th) anniversary of the date the option is granted except as limited above. Non-Qualified Options shall expire as provided under the terms of the Option grant.

TERMINATION

      All Plan Options, except as otherwise provided therein, are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. Except as otherwise provided therein, if the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, as amended, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

MODIFICATION AND TERMINATION OF PLANS

      The Board of Directors or committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any optionee who has prior thereto been granted options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of Shares subject to this Plan (except for adjustments due to changes in the Company's capitalization), or (b) changing the definition of "Eligible Person" under this Plan, may be effective unless and until approved by the stockholders of the Company in the same manner as approval of this Plan is required. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on September 26, 2007.

FEDERAL INCOME TAX EFFECTS

      The following discussion applies to the QPQ Corporation 1997 Stock Option Plan and is based on federal income tax laws and regulations in effect on March 31, 1997. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

      The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      An employee granted an Incentive Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Option , long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and any subsidiary are not entitled to a tax deduction upon either exercise of an Incentive Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

      If the holder of an Incentive Option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the Incentive Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the Common Stock is issued to the employee upon exercise of the Incentive Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

      In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

RESTRICTIONS UNDER SECURITIES LAWS

      The sale of the Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                           DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 5,000,000 shares of Common Stock, par value $.01 per share, of which 717,932 shares were outstanding as of August 31, 1997. The Company is also authorized to issue up to 1,000,000 shares of Preferred Stock, par value $.01 per share, no shares of which are issued and outstanding.

COMMON STOCK

      Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

      Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The
By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

      The Company is authorized to issue a total of 1,000,000 shares of Preferred Stock, par value $.01 per share. The Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of such Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to the existing holders of Common Stock of the Company.

TRANSFER AGENT

      The Transfer Agent for the shares of Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

                                     EXPERTS

      The consolidated financial statements of QPQ Corporation incorporated by reference in the QPQ Corporation Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Coopers & Lybrand, L.L.P., Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of QPQ Corporation incorporated by reference in the QPQ Corporation Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Moore Stephens Lovelace, P.L, Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 INDEMNIFICATION

      Article VII of the Amended Articles of Incorporation provides that the Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE
-------     ---------------------------------------

      The documents listed in (a) through (e) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

            (a) The Registrant's latest annual report or transitional report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

            (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

            (d)   The Company's  Current Report on Form 8-K filed  September 18,
1997.

            (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

            (f) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.     DESCRIPTION OF SECURITIES
-------     -------------------------

      The class of securities to be offered hereby is registered under Section 12 of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL
-------     --------------------------------------

            Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------     -----------------------------------------

      Article VII of the Amended Articles of Incorporation provides that the Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED
-------     -----------------------------------

      Inasmuch as the employees, executives, directors and consultants who received the Shares of the Company will either have knowledge, sophistication, access to comprehensive information relevant to the Company, and/or will be limited in number, such transactions will be undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, such security holders will be required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant.

ITEM 8.     EXHIBITS
-------     --------

Exhibit                       Description
-------                       -----------

4(a)        QPQ Corporation 1997 Stock Option Plan

4(b) Form of Stock Option Agreements to be issued pursuant to the 1997 Stock Option Plan

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of Common Stock pursuant to the above agreement

(24.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(24.2)      Consent of Coopers & Lybrand, L.L.P.

(24.3)      Consent of Moore Stephens Lovelace, P.L.

ITEM 9.     UNDERTAKINGS
-------     ------------

      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and the State of Florida, on the 2nd day of October, 1997.

                                    QPQ CORPORATION


                                    By:/s/ C. Lawrence Rutstein
                                       ------------------------
                                         C. Lawrence Rutstein
                                         Chairman of the Board,
                                         Principal Executive Officer
                                         and President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                              DATE
---------                     -----                              ----


                              Chairman of the Board of
                              Directors, President, Principal
                              Executive Officer, Financial and
/s/C. Lawrence Rutstein       Accounting Officer
-------------------------
C. Lawrence Rutstein                                             October 2, 1997



/s/Robert Hausman             Director
-------------------------
Robert Hausman                                                   October 2, 1997

                                  EXHIBIT INDEX

                                 QPQ CORPORATION


EXHIBIT
NUMBER                       DESCRIPTION                                  PAGE
------                       -----------                                  ----

4(a)        QPQ Corporation 1997 Stock Option Plan

4(b) Form of Stock Option Agreements to be issued pursuant to the 1997 Stock Option Plan Company

(5)         Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
            relating to the issuance of shares of Common Stock pursuant to the 1997 Stock Option Plan

(24.1)      Consent of Atlas, Pearlman, Trop & Borkson, P.A.
            included in the opinion filed as exhibit (5) hereto

(24.2)      Consent of Coopers & Lybrand, L.L.P.

(24.3)      Consent of Moore Stephens Lovelace, P.L.